UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2018

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 13, 2018, Momenta Pharmaceuticals, Inc. (“Momenta”) issued a press release announcing that the U.S. Food and Drug Administration has granted marketing approval of the Abbreviated New Drug Application for three-times-weekly  Glatopa® (glatiramer acetate injection) 40 mg/mL, a generic equivalent of COPAXONE®  and that Sandoz AG, Momenta’s collaborator, has initiated the launch of this product in the U.S. Glatopa 40 mg/mL was developed under the Collaboration and License Agreement, dated June 13, 2007, by and between Momenta and Sandoz AG.

A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Momenta Pharmaceuticals, Inc. dated February 13, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Momenta Pharmaceuticals, Inc. dated February 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: February 13, 2018	By:	/s/ Scott M. Storer
Scott M. Storer Chief Financial Officer (Principal Financial Officer)